UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cathay General Bancorp (the “Company”) announced that Donald S. Chow has retired from his position as Chief Credit Officer of Cathay Bank on December 15, 2017. Mr. Chow served as Chief Credit Officer from 2014 through the present. He will continue to serve as an Executive Vice President of Cathay Bank for a transition period that is anticipated to end on or about June 30, 2018 but will no longer be a designated executive officer of Cathay Bank.

Effective December 16, 2017, the Board of Directors of Cathay Bank elected Mark H. Lee as the Chief Credit Officer and a designated executive officer of Cathay Bank.

Mark H. Lee, age 55, joined Cathay Bank in April 2017 as Executive Vice President, Special Advisor to the Office of the President. Before joining Cathay Bank, Mr. Lee was Senior Executive Vice President and Chief Credit Officer at BBCN Bank from 2009 to 2016 prior to his tenure at Bank of Hope as Senior Executive Vice President, Head of Corporate Banking in August 2016, and was Senior Vice President and Deputy Chief Credit Officer at East West Bank from 2002 to 2009. Mr. Lee has over 27 years of banking experience and held senior leadership roles in credit administration and loan review, loan operations, and asset based lending. There are no family relationships between Mr. Lee and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY GENERAL BANCORP
Date: December 19, 2017

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer